Exhibit 10.6

                                DST SYSTEMS, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                     As Amended and Restated January 1, 2009

                                     GENERAL

     1.1  Purpose.

     The purpose of the DST Systems, Inc. Supplemental Executive Retirement Plan ("Plan") is to supplement the DST Systems, Inc. 401(k) Profit Sharing Plan ("Qualified Plan"). The Plan is intended to generally replace lost benefits under the Qualified Plan due to limitations applicable to plans of that nature under the Internal Revenue Code of 1986, as amended ("Code").

     1.2  Effective Dates; Code Section 409A.

     (a) The Plan was initially effective January 1, 1999 and was most recently amended and restated as of May 14, 2002. Pursuant to Committee action on July 31, 2007, the accounts of all participants in the Plan, other than Messrs. McDonnell, McCullough and Hager, were distributed on or about March 14, 2008.

     (b) The Plan is hereby amended and restated herein as of January 1, 2009. The terms of the Plan as stated herein (other than Appendix A) shall apply to all amounts in the Plan as of January 1, 2009 which were deferred and vested on or after January 1, 2005 (and earnings thereon). This Plan (other than Appendix A) shall be interpreted and applied at all times in accordance with Code Section 409A, and guidance issued thereunder.

     (c) Amounts in the Plan as of January 1, 2009 which were deferred and vested on or before December 31, 2004 (and earnings thereon) shall continue to be governed at all times by the Plan as in effect on such date, which Plan is attached hereto as Appendix A. Appendix A shall not be materially modified (within the meaning of Code Section 409A and guidance thereunder) (formally or informally, including by interpretation), unless such modification expressly provides that it is intended to be a material modification within the meaning of Code
          Section 409A and guidance issued thereunder.

     1.3  Nature of Plan.

     The Plan is, and shall be administered as, an employee pension plan benefiting a select group of management or highly compensated employees under the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Plan shall be "unfunded" for tax purposes and for purposes of Title I of ERISA. Any and all payments under the Plan shall be made solely from the general assets of the Company. A Participant's interests under the Plan do not represent or create a claim against specific assets of the Company or any Employer.

Nothing herein shall be deemed to create a trust of any kind or create any fiduciary relationship between the Company or its Board of Directors, any Employer, the Committee or its delegates, and a Participant, a Beneficiary or any other person or entity claiming for or through a Participant or Beneficiary. To the extent any person acquires a right to receive payments from the Company under this Plan, such right is no greater than the right of any other unsecured general creditor of the Company.

                                   ARTICLE II.
                                   DEFINITIONS

     Whenever used in this Plan, the following words and phrases have the meaning set forth below unless the context plainly requires a different meaning:

     2.1 "Account" means the bookkeeping account established to reflect amounts in the Plan as of January 1, 2009 which were deferred and vested on and after January 1, 2005 and credited earnings, gains or losses thereon. "Accounts" as used herein shall not include Grandfathered Accounts.

     2.2 "Beneficiary" means the primary and contingent beneficiaries designated by a Participant to receive any benefits payable hereunder following the Participant's death. Any such designation will apply to both the Participant's Account and his or her Grandfathered Account, if any; a Participant may not designate different beneficiaries for his or her Account and Grandfathered Account. Beneficiary designations shall be by written or electronic instrument delivered to the Committee or its delegate, in accordance with procedures established by the Committee. A Participant may designate the proportions in which such beneficiaries are to receive such payments and may change such designation from time to time. The last designation filed with the Committee or its delegate prior to the Participant's death shall control. In the event no beneficiary is designated, or if the designated beneficiary predeceases the Participant or dies before the Participant's entire benefit under the Plan has been distributed, "Beneficiary" shall mean first the Participant's surviving spouse known to the Committee, then the Participant's natural or adopted surviving children known to the Committee in equal amounts or, if there are no such surviving spouse or children, the Participant's estate.

     2.3  "Change in Control" occurs on:

     (a) the date that any one person, or more than one person acting as a group, acquires ownership of stock of the Employer that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Employer;

     b)   the date that either:

          (1) Any one person, or more than one person acting as a group, acquires (or has acquired during a 12-month period ending on the date of the most recent acquisition by such person or group) ownership of stock of the Employer possessing 35% or more of the total voting power of the stock of the Employer; or

          (2) A majority of the members of the Employer's board of directors is replaced during an 12-month period by directors whose appointment is not endorsed by a majority of the members of the Employer's board of directors prior to the date of the appointment; or

     (c) the date that any one person, or more than one person acting as a group, acquires (or has acquired during a 12-month period ending on the date of the most recent acquisition by such person or group) assets from the Employer that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Employer immediately before such acquisitions.

     2.4 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     2.5 "Committee" means the Compensation Committee of the Company's Board of Directors.

     2.6 "Company" means DST Systems, Inc.

     2.7 "Compensation" means the Participant's base salary actually paid during a specified Plan Year, plus the value of accrued cash bonuses for such year.

     2.8 "Disability" means that the Participant has a Separation from Service and has been found to be disabled for purposes of the Company's separate long-term disability plan. In the event the Participant is not a participant in the Company's separate long-term disability plan, the Participant shall be considered to be Disabled for purposes of this Plan if the Participant has a Separation from Service and has been determined to be disabled by the Social Security Administration and the Participant has provided sufficient evidence of such determination.

     2.9 "Effective Date" means January l, 1999, the first day of the first Plan Year for which this Plan is effective.

     2.10 "Employer" means the Company and all persons with whom the Company would be considered a single employer under Code Sections 414(b) and 414(c), except that in applying Code Sections 1563(a)(1), (2) and (3) for purposes of determining a controlled group of corporations under Code Section 414(b), the language "at least 50 percent" shall be used instead of "at least 80 percent" in each place it appears in Code Sections 1563(a)(1), (2) and (3), and in applying Treas. Regs. Sec. 1.414(c)-2 for purposes of determining a controlled group of trades or businesses under Code Section 414(c), the language "at least 50 percent" shall be used instead of "at least 80 percent" in each place it appears in Treas. Regs. Sec. 1.414(c)-2.

     2.11 "Grandfathered Account" means the bookkeeping account established by the Committee or its delegate to reflect amounts under the Plan as of January 1, 2009 which were deferred and vested under the Plan on or before December 31, 2004, and earnings credited on such amounts. Such amounts shall be governed at all times by the terms of Appendix A.

     2.12 "Participant" means any individual who is eligible to participate in the Plan under Section 3.1 and has been designated as a participant by the Committee pursuant to Section 3.2 and whose benefits under the Plan have not been fully distributed.

     2.13 "Plan Year" means the twelve (12)-month period commencing each January 1 and ending on the next following December 31.

     2.14 "Related Affiliate" means a trade or business, whether or not incorporated, which is a member of a controlled group of corporations, trades or businesses, as defined in Code Sections 414(b) and 414(c), of which the Company is a member.

     2.15 "Retirement" means a Separation from Service by a Participant after attaining age 59 1/2.

     2.16 "Separation from Service" means the Participant has a termination of employment with the Employer. Whether a termination of employment has occurred shall be determined based on whether the facts and circumstances indicate the Participant and Employer reasonably anticipate that no further services will be performed by the Participant for the Employer; provided, however, that a Participant shall be deemed to have a termination of employment if the level of services he or she would perform for the Employer after a certain date permanently decreases to no more than twenty percent (20%) of the average level of bona fide services performed for the Employer (whether as an employee or independent contractor) over the immediately preceding 36-month period (or the full period of services to the Employer if the Participant has been providing services to the Employer for less than 36 months). For this purpose, a Participant is not treated as having a Separation from Service while he or she is on a military leave, sick leave, or other bona fide leave of absence, if the period of such leave does not exceed six months, or if longer, so long as the Participant has a right to reemployment with the Employer under an applicable statute or by contract.

     Notwithstanding the preceding, where a Participant would otherwise incur a Separation from Service as provided above in connection with the Company's sale or other disposition of assets (i.e., a transfer of substantial assets, such as a plan or division, or substantially all the assets of a trade or business) to an unrelated service recipient ("buyer"), the Company and the buyer may specify whether a Participant who provides services to the Company or an Employer immediately before the asset purchase transaction and who provides services to the buyer immediately after the asset purchase transaction has experienced a Separation from Service for this purpose, in accordance with Code Section 409A and guidance issued thereunder.

     2.17 "Specified Employee" has the meaning given such term by the Committee by separate action given effect from time to time under Code Section 409A.

     2.18 "Valuation Date" means the last business day of each month.

     2.19 "Year of Service" has the meaning set forth in the Qualified Plan, except that, for purposes of this Plan, the term shall be based on the Participant's Years of Service with the Company or any Employer (as defined herein).

                                  ARTICLE III.
                                 PARTICIPATION

     3.1  Eligibility.

     An employee of the Company or a Related Affiliate who is in a select group of management or highly compensated employees for purposes of Title I of ERISA, other than any employee who is a participant in a nonqualified deferred compensation plan sponsored by a Related Affiliate, shall be eligible to participate in the Plan.

     3.2  Participation.

     An eligible employee under Section 3.1 shall become a Participant in the Plan for a Plan Year for which such employee is designated by the Committee or its delegate to receive an allocation credit for such Plan Year. Once an eligible employee is designated by the Committee to receive any allocation credit for such Plan Year, such employee shall continue to be eligible to receive an allocation credit for following Plan Years unless he or she ceases to be an eligible individual under Section 3.1 or the Committee otherwise provides. Once amounts are credited to an employee's Account under Article IV, such employee shall remain a Participant until his or her Account is distributed in full in accordance with Article V. Notwithstanding anything in this Section 3.2 to the contrary, in order for the Participant's Account to be credited with an allocation for a Plan Year, the Participant must satisfy the requirements of
Section 4.3 for such Plan Year.

     Notwithstanding the preceding, no new Participants may be added to the Plan after December 31, 2008.

                                   ARTICLE IV.
                            PLAN ACCOUNTS AND CREDITS

     4.1  Establishment of Plan Accounts.

     The Committee or its delegate shall establish an Account on behalf of each Participant. The amounts specified in Sections 4.4 and 4.5 shall be credited to the Participant's Account.


     4.2  Nature of Plan Accounts.

     A Participant's Account shall be used solely as a measuring device to determine the amount (if any) to be paid a Participant under this Plan. No amounts shall actually be set aside with respect to any Account. All amounts at any time attributable to an Account shall be, and remain, the sole property of the Company. A Participant's rights hereunder are limited to the right to receive Plan benefits as provided herein. An Account represents an unsecured promise by the Company to pay the benefits provided by the Plan.

     4.3  Allocation Requirements.

     To receive an allocation pursuant to Section 4.4 for a Plan Year, a Participant must satisfy each of the following requirements:

     (a) The Participant must have compensation, as defined in the Qualified Plan, exceeding the annual compensation limit in effect for such Plan Year under Code Section 401(a)(17);

     (b) The Participant must be employed by the Company or an Employer on the last day of such Plan Year; and

     (c) The Participant must be credited with a Year of Service during such Plan Year.

     4.4  Allocation Credits.

     With respect to each  Participant  who has  satisfied the  requirements  of
Section 4.3 for a Plan Year, the Committee or its delegate shall credit for such Plan Year to such Participant's Account, as of March 31 next following the end of such Plan Year, the sum of the following amounts:

     (a) a percentage of compensation, as defined for this purpose under the Qualified Plan, determined in the sole discretion of the Committee to generally approximate the percentage of employer contributions and forfeitures allocated under the Qualified Plan for the Plan Year, multiplied by the Participant's Compensation hereunder for the Plan Year in excess of the limit specified in Section 4.3(a); and

     (b) an additional percentage, if any, determined in the sole discretion of the Committee, multiplied by the Participant's Compensation for such Plan Year; and

     Notwithstanding  anything to the contrary, the allocation credit under this
Section 4.4 shall be at the discretion of the Committee. For a Plan Year, the Committee may determine a zero percentage (0%) allocation credit under (a) and/or (b) above. The formula of (a) above shall not be construed as an obligation to exactly match the applicable percentage under the Qualified Plan.

     4.5  Income, Gain or Loss Adjustment on Plan Accounts.

     As of each Valuation Date, the Committee or its delegate shall adjust each Account to reflect the income, gain or loss that would have been earned on the Account had such amounts been invested since the preceding Valuation Date in one or more investment vehicles as provided in Section 4.6.

     4.6  Participant Election.

     Effective January 1, 2008, a Participant's Account shall be credited with interest at a rate selected from time to time by the Committee or its delegate.


                                   ARTICLE V.
                             VESTING AND FORFEITURE

     5.1  Vesting.

     A Participant's right to amounts allocated to his or her Account pursuant to Article IV shall become nonforfeitable based on such Participant's credited Years of Service from the Effective Date of the Plan through Separation from Service in accordance with the following schedule:

                    Years of Service               Percentage Vested
                    ----------------               -----------------

                      Less than 5                            0%
                       5 or more                           100%


     Notwithstanding the above, a Participant shall become fully vested in his or her Account upon his or her Retirement, death, Disability, or upon a Change of Control.

     5.2  Application of Forfeitures.

     Any amounts forfeited under this Article V shall remain the sole property of the Company and shall not be credited to the Accounts of other Participants as a forfeiture reallocation.

                                   ARTICLE VI.
                                  PLAN BENEFITS

     6.1  No In-Service Distributions.

     Except as provided in Section 6.6, benefits hereunder shall not be payable to a Participant prior to the Participant's Separation from Service.

     6.2  Benefits  Upon  Separation  from  Service  (Other Than  Retirement  or
          Death).

     Upon a Participant's Separation from Service (for any reason other than Retirement or death), the vested portion of the Participant's Account shall be distributed to the Participant in a lump sum cash payment on the Valuation Date coinciding with or immediately following such Separation from Service, or within ninety (90) days thereafter; provided, however, that in the event the Participant is a Specified Employee as of such Separation from Service, the vested portion of the Participant's Account shall be distributed to the Participant in a lump sum cash payment on the first Valuation Date coinciding with or immediately following the six (6)-month anniversary of such Separation from Service, or within ninety (90) days thereafter. The amount to be distributed to a Participant pursuant to this paragraph shall be the value of the vested portion of the Participant's Account as of the Valuation Date coinciding with or immediately preceding the date of the distribution.

     6.3  Benefits Upon Retirement.

     Upon a Participant's Retirement, the Participant's Account shall be distributed to the Participant in a lump sum cash payment or in substantially equal annual cash installments as elected by the Participant in accordance with
Section 6.5.

     (a)  If lump  sum  distribution  is  elected  by the  Participant  or if no installment election is given effect under Section 6.5, the Participant's Account shall be distributed to the Participant in a lump sum cash payment on the Valuation Date coinciding with or immediately following such Retirement, or within ninety (90) days thereafter; provided, however, that in the event the Participant is a Specified Employee as of such Retirement, the Participant's Account shall be distributed to the Participant in a lump sum cash payment on the first Valuation Date coinciding with or immediately following the six (6)-month anniversary of such Retirement, or within ninety (90) days thereafter. The amount to be distributed to a Participant pursuant to this paragraph shall be the value of the Participant's Account as of the Valuation Date coinciding with or immediately preceding the date of the distribution.

     (b) If an installment election is given effect under Section 6.5, the first annual installment shall be made during April of the Plan Year following the Plan Year in which the Participant's Separation from Service occurs or, if the Participant is a Specified Employee, during the later of such April or the first calendar month that begins at least six (6) months following the Participant's Separation from Service, and subsequent installments shall be made during each succeeding January during the installment period. The amount of the first installment payment shall equal the value of the Participant's Account as of the Valuation Date coinciding with or immediately preceding the date of distribution, divided by the total number of annual installment payments to be made. The amount of each succeeding installment payment shall equal the value of the Participant's Account as of December 31 immediately preceding such payment, divided by the total number of annual installment payments remaining to be made (including the installment being calculated).

     6.4  Benefits Upon Death.

     Notwithstanding anything herein to the contrary, if the Participant dies prior to full distribution of his or her Account under Section 6.2 or 6.3 above, the Participant's remaining Account shall be paid to the Participant's Beneficiary in a lump sum cash payment on the Valuation Date coinciding with or immediately following the Participant's death, or within ninety (90) days thereafter. The amount to be distributed to a Beneficiary pursuant to this

Section 6.4 shall be the value of the Participant's Account as of the Valuation Date coinciding with or immediately preceding the distribution.

     6.5  Form Election.

     (a) If the Participant's Separation from Service is due to Retirement, distribution may be made under Section 6.3 in substantially equal cash installments over a fixed period not to exceed ten (10) years or in a lump sum payment, as elected by the Participant. A distribution election, once given effect under this Section 6.5, shall apply to the Participant's entire Account under the Plan (other than his or her Grandfathered Account). For purposes of this Section 6.5 and Code
          Section 409A, the entitlement to annual installment payments is treated as the entitlement to a single payment.

     (b) The form of payment election of any individual who is an active Participant as of December 31, 2008 shall be the last affirmative election made by such active Participant on or before December 31, 2008; provided, however, that in no event may any such election made in 2008 defer any amount otherwise payable during 2008 to 2009 or any later year or accelerate any amount otherwise payable during 2009 or any later year into 2008. If any such active Participant does not make an affirmative election on or before December 31, 2008, he or she shall be deemed to have elected payment in a lump sum.

     (c) A Participant may change his or her form of payment election (or deemed payment election) at any time by making a new election (referred to in this subsection as a "subsequent election") on a form approved by, and filed with, the Committee or its delegate; provided, however, that such subsequent election shall be subject to the following restrictions:

          (1) A subsequent election made after December 31, 2008 may not take effect until at least twelve (12) months after the date on which such subsequent election is made; and

          (2) Payment or initial payment of the Participant's benefit (or any part thereof) pursuant to a subsequent election made after December 31, 2008 may not be made earlier than five (5) years from the date such payment would have been made absent the subsequent election, unless the distribution is made on account of the Participant's death.

          If a Participant's form of payment election is subject to this Section 6.5(c) and does not satisfy the requirements set forth herein, it shall not be recognized or given effect by the Committee or its delegate. In that event, distribution shall be made in accordance with the Participant's most recent election which does satisfy the requirements of this Section 6.5(c) or as otherwise provided in the Plan.

     6.6  Distribution Upon Change in Control.

     Upon a Change in Control, the vested portion of the Participant's Account shall be distributed to the Participant in a lump sum cash payment on the Valuation Date coinciding with or immediately following such Change in Control, or within ninety (90) days thereafter. The amount to be distributed to a Participant pursuant to this paragraph shall be the value of the vested portion of the Participant's Account as of the Valuation Date coinciding with or immediately preceding the date of the distribution.

                                  ARTICLE VII.
                                 ADMINISTRATION

     7.1  Administration.

     The Committee is responsible for the administration of the Plan. In such capacity, the Committee is granted the following rights and duties:

     (a) The Committee shall have the exclusive duty, authority and discretion to interpret and construe the provisions of the Plan, to determine eligibility for and the amount (including the vested percentage) of any benefit payable under the Plan, and to decide any dispute which may arise regarding the rights of Plan Participants (or their Beneficiaries) under this Plan;

     (b) The Committee shall have the sole and complete authority to adopt, alter, and repeal such administrative rules, regulations, and practices governing the operation of the Plan as it shall from time to time deem advisable;

     (c) The Committee may appoint a person or persons to assist the Committee in the day-to-day administration of the Plan;

     (d) The decision of the Committee in matters pertaining to this Plan shall be final, binding, and conclusive upon the Company and any Employer; and the Plan Participant, such Participant's Beneficiary, and upon any person affected by such decision, subject to the claims procedure set forth in Article VIII; and

     (e) In any matter relating solely to a Committee member's individual rights or benefits under this Plan, such Committee member shall not participate in any Committee proceeding pertaining to, or vote on, such matter.

     7.2  Allocation and Delegation of Duties.

     (a) The Committee shall have the authority to allocate, from time to time, by instrument in writing filed in its records, all or any part of its respective responsibilities under the Plan to one or more of its members as may be deemed advisable, and in the same manner to revoke such allocation of responsibilities. In the exercise of such allocated responsibilities, any action of the member to whom responsibilities are allocated shall have the same force and effect for all purposes hereunder as if such action had been taken by the Committee. The Committee shall not be liable for any acts or omissions of such member. The member to whom responsibilities have been allocated shall periodically report to the Committee concerning the discharge of the allocated responsibilities.

     (b) The Committee shall have the authority to delegate, from time to time, by written instrument filed in its records, all or any part of its responsibilities under the Plan to such person or persons as the Committee may deem advisable (and may authorize such person to delegate such responsibilities to such other person or persons as the Committee shall authorize) and in the same manner to revoke any such delegation of responsibility. Any action of the delegate in the exercise of such delegated responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Committee. The Committee shall not be liable for any acts or omissions of any such delegate. The delegate shall periodically report to the Committee concerning the discharge of the delegated responsibilities.

                                  ARTICLE VIII.
                          CLAIMS AND APPEALS PROCEDURES

     8.1  General.

     A Participant or Beneficiary ("claimant") who believes he or she is entitled to Plan benefits which have not been paid may file a written claim for benefits with the Committee within one (1) year of the Participant's Separation from Service. If any such claim is not filed within one (1) year of the Participant's Separation from Service, neither the Plan nor the Company or any Employer shall have any obligation to pay the disputed benefit and the claimant shall have no further rights under the Plan. If a claim for a disputed Plan benefit is wholly or partially denied, notice of the decision will be furnished to the claimant by the Committee or its delegate within a reasonable period of time, not to exceed sixty (60) days (or forty-five (45) days in the case of a Disability determination), after receipt of the claim by the Committee or its delegate. (In the event of a Disability determination, the Committee or its delegate may extend this period for up to an additional thirty (30) days due to matters beyond the Committee's control, provided the claimant is notified of the extension before the end of the initial forty-five (45)-day period and of the date by which the Committee or its delegate expects to render a decision. If the extension is required to allow the claimant to provide additional information, the claimant must be given at least forty-five (45) days to provide such information and the period from the date the claimant is notified of such required additional information through the date the claimant responds is not counted as part of the Committee's determination period.) Any claimant who is denied a claim for benefits will be furnished written notice setting forth:

     (a)  the specific reason or reasons for the denial;

     (b) specific reference to the pertinent Plan provision upon which the denial is based;

     (c) a description of any additional material or information necessary for the claimant to perfect the claim; and

     (d)  an explanation of the Plan's appeals procedure.

     8.2  Appeals Procedure.

     To appeal a denial of a claim, a claimant or the claimant's duly authorized representative:

     (a) may request a review by written application to the Committee not later than sixty (60) days (or 180 days in the event of a Disability claim) after receipt by the claimant of the written notification of denial of a claim;

     (b)  may review pertinent documents; and

     (c)  may submit issues and comments in writing.

     A decision on review of a denied claim will be made by the Committee or its delegate not later than sixty (60) days (or forty-five (45) days in the event of a Disability determination) after receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision will be rendered within a reasonable period of time, but not later than one hundred twenty (120) days (or ninety (90) days in the event of a Disability determination) after receipt of a request for review. The decision on review will be in writing and shall include the specific reasons for the denial and the specific references to the pertinent Plan provisions on which the decision is based.

                                   ARTICLE IX.
                            MISCELLANEOUS PROVISIONS

     9.1  Amendment, Suspension or Termination of Plan.

     The Company, by action of the Committee, reserves the right to amend, suspend or terminate the Plan in any manner it deems advisable; provided, however, that in no event shall any such amendment, suspension or termination accelerate the payment of any benefit, except as provided below or as otherwise permitted by law. Notwithstanding the preceding sentence, the Plan may not be amended, suspended or terminated to cause a Participant to forfeit the Participant's then-existing vested Account.

     9.2  Non-Alienability.

     The rights of a Plan Participant to the payment of benefits as provided in the Plan, may not be assigned, transferred, pledged or encumbered or be subject in any manner to alienation or anticipation. No Plan Participant may borrow against the Participant's interest in the Plan. No interest or amounts payable under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, whether voluntary or involuntary, including but not limited to, any liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of any Participant.

     9.3  No Employment Rights.

     Nothing contained herein shall be construed as conferring upon a Plan Participant the right to continue in the employ of the Company or any Related Affiliate in the Participant's current position or in any other capacity.

     9.4  Withholding and Employment Taxes.

     To the extent required by law, the Company or a Related Affiliate shall withhold from a Plan Participant's current compensation such taxes as are required to be withheld for employment taxes. To the extent required by law, the Company or a Related Affiliate shall withhold from a Participant's Plan distributions such taxes as are required to be withheld for federal, state or local government purposes.

     9.5  Income and Excise Taxes.

     Each Plan Participant (or the Participant's Beneficiaries) is solely responsible for the payment of all federal, state, and local income and excise taxes resulting from the Participant's participation in this Plan.

     9.6  Successors and Assigns.

     The provisions of this Plan are binding upon and inure to the benefit of the Company, its successors and assigns, and each Plan Participant, such Participant's Beneficiaries, heirs, and legal representatives.

     9.7  Governing Law.

     This Plan shall be subject to and construed in accordance with the laws of the State of Missouri to the extent not preempted by federal law.

     IN WITNESS WHEREOF, this Supplemental Executive Retirement Plan has been executed as of the 15th day of September, 2008.

                                     DST SYSTEMS, INC.



                                     By:    /s/ Kenneth V. Hager
                                        ---------------------------------------
                                        Kenneth V. Hager
                                        Vice President, Chief Financial Officer
                                             and Treasurer

                                   APPENDIX A

    ==========================================================================
      Amounts in the Plan as of January 1, 2009 which were deferred and vested on or before December 31, 2004 are subject to the terms of the Plan as it existed as of such date, which Plan is set forth in this Appendix A. The terms of this Appendix A shall not be materially modified (as that phrase is defined by Code Section 409A and guidance thereunder), either formally or informally, unless such modification or the preceding Plan specifically provides that it is intended to be a material modification within the meaning of Code Section 409A and guidance thereunder.

      To the extent this Appendix A references a definition contained in a Qualified Plan, such definition shall mean the definition under the Qualified Plan as in effective on October 3, 2004, without regard to any subsequent amendments that may have been made to such Qualified Plan.

    ==========================================================================


                                DST SYSTEMS, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                    (Amended and Restated as of May 14, 2002)

                                   ARTICLE I.
                                    GENERAL

     1.1  Purpose.

     The purpose of this Supplemental Executive Retirement Plan ("Plan") is to supplement the DST Systems, Inc. 401(k) Profit Sharing Plan and its predecessor plans (collectively called the "401(k) Plan"), and The Employee Stock Ownership Plan and Trust Agreement of DST Systems, Inc. (the "ESOP"). The 401(k) Plan and the ESOP are collectively referred to herein as the "Qualified Plan." The Plan is intended to generally replace lost benefits under the Qualified Plan due to limitations applicable to plans of that nature under the Internal Revenue Code of 1986, as amended (the "Code").

     1.2  Nature of Plan.

     The Plan is, and shall be administered as, an employee pension plan benefiting a select group of management or highly compensated employees under the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The Plan shall be "unfunded" for tax purposes and for purposes of Title I of ERISA. Any and all payments under the Plan shall be made solely from the general assets of DST Systems, Inc. ("DST"). A Participant's interests under the Plan do not represent or create a claim against specific assets of DST or any Affiliated Company. Nothing herein shall be deemed to create a trust of any kind or create any fiduciary relationship between DST or its Board of Directors, any Affiliated Company, the

Committee or its delegates, and a Participant, a Beneficiary or any other person or entity claiming for or through a Participant or Beneficiary. To the extent any person acquires a right to receive payments from DST under this Plan, such right is no greater than the right of any other unsecured general creditor of DST.

                                   ARTICLE II.
                                   DEFINITIONS

     Except as expressly provided herein, capitalized terms used in the Plan shall have the same meanings as set forth in the 401(k) Plan, and the 401(k) Plan's definitions and operative terms are incorporated herein by reference. In the event of a conflict between the meaning of the terms used in the Plan and the meaning of terms used in the 401(k) Plan, the meaning as set forth in the Plan shall prevail.

     2.1 "Account" means the bookkeeping account established by the Committee or its delegate to reflect allocations made on behalf of a Participant and credited earnings, gains or losses thereon.

     2.2 "Beneficiary" means the primary and contingent beneficiaries designated by a Participant by written instrument delivered to the Committee or its designee to receive any benefits payable hereunder following the Participant's death. A Participant may designate the proportions in which such beneficiaries are to receive such payments and may change such designation from time to time. The last written designation filed with the Committee or its designee prior to the Participant's death shall control. In the event no beneficiary is designated, or if the designated beneficiary predeceases the Participant, "Beneficiary" shall mean first the Participant's surviving spouse, then the Participant's known natural or adopted surviving children in equal amounts or, if there are no such surviving spouse or children, the Participant's estate.

     2.3 "Committee" means the Compensation Committee of the DST Board of Directors.

     2.4 "Compensation" means the Participant's base salary actually paid during a specified Plan Year, plus the value of accrued cash bonuses for such year. Solely for the 1999 Plan Year, "Compensation" shall also include the dollar value of restricted stock granted to such Participant for 1999 under the DST Systems, Inc. Officers Incentive Plan.

     2.5 "Effective Date" means January l, 1999, the first day of the first Plan Year for which this Plan is effective.

     2.6 "Key Employee" means an employee of DST or an Affiliated Company who is in a select group of management or highly compensated employees.

     2.7 "Participant" means any individual who is designated as a participant by the Committee pursuant to Section 3.2 and whose benefits under the Plan have not been fully distributed.

     2.8 "Retirement" means a Termination of Employment by a Participant after attaining Normal Retirement Age, or such other Termination of Employment as determined by the Committee or its delegate from time to time.

     2.9 "Valuation Date" means each March 31, June 30, September 30 and December 31, or such other dates as determined by the Committee in its sole discretion.

                                  ARTICLE III.
                                 PARTICIPATION

     3.1  Eligibility.

The following Key Employees shall be eligible to participate in the Plan:

     (a) For the 1999 Plan Year, Key Employees of DST and any Affiliated Company (other than USCS International, Inc. and its subsidiaries); and

     (b) For subsequent Plan Years, Key Employees of DST and its Affiliated Companies, including Key Employees of USCS International, Inc. and its subsidiaries, other than any Key Employee who is a participant in a nonqualified deferred compensation plan sponsored by such Affiliated Company.

     3.2  Participation.

     An eligible individual under Section 3.1 shall become a Participant in the Plan for a Plan Year for which such individual is designated by the Committee or its delegate to receive an allocation credit for such Plan Year. Once an eligible individual is designated by the Committee to receive any allocation credit for such Plan Year, such individual shall continue to receive an allocation credit for following Plan Years unless he or she ceases to be a Key Employee or the Committee otherwise provides. Once amounts are credited to an individual's Account under Article IV, such individual shall remain a Participant until his or her Account is distributed in full in accordance with
Article V. Notwithstanding anything in this Section 3.2 to the contrary, in order for the Participant's Account to be credited with an allocation for a Plan Year, the Participant must satisfy the requirements of Section 4.3 for such Plan Year.

                                   ARTICLE IV.
                            PLAN ACCOUNTS AND CREDITS

     4.1  Establishment of Plan Accounts.

     The Committee or its delegate shall establish an Account on behalf of each Participant. The amounts specified in Sections 4.4 and 4.5 shall be credited to the Participant's Account.

     4.2  Nature of Plan Accounts.

     A Participant's Account shall be used solely as a measuring device to determine the amount (if any) to be paid a Participant under this Plan. No amounts shall actually be set aside with respect to any Account. All amounts at any time attributable to an Account shall be, and remain, the sole property of DST. A Participant's rights hereunder are limited to the right to receive Plan benefits as provided herein. An Account represents an unsecured promise by DST to pay the benefits provided by the Plan.

     4.3  Allocation Requirements.

     To receive an allocation pursuant to Section 4.4 for a Plan Year, a Participant must satisfy each of the following requirements:

     (a) The Participant must have Compensation of at least the threshold amount. The threshold amount for 1999 is $170,000. For all subsequent Plan Years, the threshold amount is equal to the annual compensation limit in effect for the Plan Year under Code Section 401(a)(17). Notwithstanding Section 2.4 to the contrary, in determining if the threshold amount is satisfied, the dollar value of the equity portion of awards granted to a Participant for any Plan Year under the DST Systems, Inc. Officers Incentive Plan shall always be disregarded in determining Compensation for purposes of this Section 4.3(a);

     (b) The Participant must be employed by DST or an Affiliated Company on the last day of such Plan Year;

     (c) The Participant must be credited with a Year of Service during such Plan Year; and

     (d)  The  Participant  must be designated by the Committee,  as provided in
          Section 3.2, as eligible to participate in any allocation credit for such year.

     4.4  Allocation Credits.

     With respect to each  Participant  who has  satisfied the  requirements  of
Section 4.3 for a Plan Year, the Committee or its delegate shall credit for such Plan Year to such Participant's Account, as of March 31 next following the end of such Plan Year, the sum of the following amounts:

     (a) a percentage of Compensation, as defined for this purpose under the Qualified Plan, determined in the sole discretion of the Committee to generally approximate the percentage of employer contributions and forfeitures allocated under the Qualified Plan for the Plan Year, multiplied by the Participant's Compensation hereunder for the Plan Year in excess of the limit specified in Section 4.3(a); and

     (b) an additional percentage, if any, determined in the sole discretion of the Committee, multiplied by the Participant's Compensation for such Plan Year.

     Notwithstanding  anything to the contrary, the allocation credit under this
Section 4.4 shall be at the discretion of the Committee. For a Plan Year, the Committee may determine a zero percentage (0%) allocation credit under (a) and/or (b) above. The formula of (a) above shall not be construed as an obligation to exactly match the applicable percentage under the Qualified Plan.

     4.5  Income, Gain or Loss Adjustment on Plan Accounts.

     As of each Valuation Date, the Committee or its delegate shall also adjust each Account to reflect the income, gain or loss that would have been earned on the Account had such amounts been invested since the preceding Valuation Date in one or more investment vehicles as selected by the Committee or its delegate prior to the applicable valuation period. The investment vehicle(s) may be indexed or other mutual funds, but in no event shall the investment vehicle be common stock of DST.

     4.6  Participant Election.

     (a) A Participant may elect on a written election form to have his or her account adjusted on the basis that amounts in the Participant's account had been invested since the effective date of the Participant's latest dated written election in any of the investment vehicles designated by the Committee or its delegate, in such proportion as the Participant has designated on the written election form.

     (b) A Participant may change such election annually, to be effective March 31, by written notice to DST's Corporate Secretary no later than ten days prior to March 31, by written notice to DST's Corporate Secretary no later than ten days prior to March 31.

     (c) Any election made pursuant to this Section 4.6 shall remain in effect until changed by the Participant as provided in Section 4.6(b). If the Participant makes no election pursuant to this Section 4.6, makes an election with respect to only a part of the Participant's Account, or terminates an election, then all portions of the Account not subject to an election pursuant to this Section 4.6 shall be credited with interest based on at the announced rate of return on an investment or investments selected from time to time by this Committee or its delegate. Subsequent to the Participant's Termination of Employment, the Participant may change an election pursuant to this Section 4.6 with respect to amounts that are not yet distributed pursuant to
          Section 5.3.

     [NOTE: For clarification purposes only, as of January 1, 2008, accounts under this Appendix A are adjusted for earnings equal to one percent over the yield on a 10-year Treasury Note as of March 31 of each plan year. The Company's President or Chief Financial Officer may change such hypothetical earnings measure from time to time; provided, however, that no such change from and after October 3, 2004 constituted or will constitute a material modification, as that term is defined in Code Section 409A.]

                                   ARTICLE V.
                                  PLAN BENEFITS

     5.1  No In-Service Distributions.

     Benefits hereunder shall not be payable to a Participant prior to the Participant's Termination of Employment.

     5.2  Benefits Upon Termination of Employment (Other Than Retirement).

     Upon a Participant's Termination of Employment (for any reason other than Retirement), the vested portion of the Participant's Plan benefits shall be distributed  to  the  Participant  in  a  lump  sum  cash  payment  as  soon  as administratively  practicable  after  the  Valuation  Date  coinciding  with  or immediately following such Termination of Employment. The amount to be distributed to a Participant pursuant to this Section 5.2 shall be the value of the vested portion of the Participant's Account as of the Valuation Date coinciding with or immediately following the Participant's Termination of Employment.

     5.3  Benefits Upon Retirement.

     Upon a Participant's Retirement, the Participant's Plan benefits shall be distributed to the Participant in a lump sum cash payment or in substantially equal annual cash installments over a fixed period not to exceed such period established by the Committee or its delegate, as elected by the Participant in accordance with Section 5.5.

     (a) If lump sum distribution is elected by the Participant or if no installment election is given effect under Section 5.5, the amount to be distributed shall be the value of the Participant's Account as of the Valuation Date immediately following the Participant's Retirement and such distribution shall be made as soon as administratively practicable after the Valuation Date coinciding with or immediately following such Retirement.

     (b) If installments are elected by the Participant, the first annual installment shall be made as soon as administratively practicable following December 31 of the Plan Year in which the Participant's Retirement occurs, and as soon as administratively practicable following each succeeding December 31 until the Participant's Account is distributed in full. The amount of the first installment payment shall equal the value of the Participant's Account as of the December 31 of the Plan Year in which the Participant's Retirement occurs, divided by the total number of annual installment payments to be made. The amount of each succeeding installment payment shall equal the value of the vested portion of the Participant's Account as of the December 31 immediately preceding such payment, divided by the total number of annual installment payments remaining to be made (including the installment being calculated).

     5.4  Benefits Upon Death.

     If the Participant dies prior to full payment of his or her Plan benefits under Section 5.2 or 5.3 above, the Participant's Plan benefits shall be paid to the Participant's Beneficiary in a lump sum cash payment as soon as administratively practicable after the Valuation Date coinciding with or immediately following the Participant's death.

     5.5  Form Election.

     If a Participant's Termination of Employment is due to Retirement, distribution may be made under Section 5.3 in substantially equal cash installments over a fixed period not to exceed ten (10) years. A Participant may file a distribution election with the Committee on forms prescribed by the Committee. A distribution election, once given effect under this Section 5.5, will apply to the Participant's total benefits. To be given effect under this
Section 5.5, any distribution election for benefits payable under Section 5.3 must have been filed with the Committee at least six (6) months before the Participant's Retirement. If a Participant's distribution election has not been on file with the Committee for the full six (6)-month period, it will not be recognized or given effect by the Committee. In that event, distribution shall be made in accordance with the Participant's most recent distribution election which was filed with the Committee at least six (6) months before the Participant's Retirement.

                                   ARTICLE VI.
                             VESTING AND FORFEITURE

     6.1 Vesting.

     A  Participant's  right to amounts  allocated  to his  Account  pursuant to
Article IV shall  become  nonforfeitable  based on such  Participant's  credited
Years of Service from the Effective Date of the Plan in accordance with the following schedule:

                 Years of Service                Percentage Vested
                 ----------------                -----------------

                   Less than 5                            0%
                    5 or more                           100%


     Notwithstanding the above, a Participant shall become fully vested in his or her Account upon his or her Retirement, death, Disability, or upon a "Change of Control" of DST, as the phrase "Change of Control" is defined under the DST Systems, Inc. 1995 Stock Option and Performance Award Plan, as may be amended or restated from time to time.

     6.1  Application of Forfeitures.

     Any amounts forfeited under this Article VI shall remain the sole property of DST and shall not be credited to the Accounts of other Participants as a forfeiture reallocation.

                                  ARTICLE VII.
                                 ADMINISTRATION

     7.1  Administration.

     The Committee is responsible for the administration of the Plan. In such capacity, the Committee is granted the following rights and duties:

     (a) The Committee shall have the exclusive duty, authority and discretion to interpret and construe the provisions of the Plan, to determine eligibility for and the amount of any benefit payable under the Plan, and to decide any dispute which may arise regarding the rights of Plan Participants (or their Beneficiaries) under this Plan;

     (b) The Committee shall have the sole and complete authority to adopt, alter, and repeal such administrative rules, regulations, and practices governing the operation of the Plan as it shall from time to time deem advisable;

     (c) The Committee may appoint a person or persons to assist the Committee in the day-to-day administration of the Plan;

     (d) The decision of the Committee in matters pertaining to this Plan shall be final, binding, and conclusive upon DST and any Affiliated Company; and the Plan Participant, such Participant's Beneficiary, and upon any person affected by such decision, subject to the claims procedure set forth in Article VIII; and

     (e) In any matter relating solely to a Committee member's individual rights or benefits under this Plan, such Committee member shall not participate in any Committee proceeding pertaining to, or vote on, such matter.

                                  ARTICLE VIII.
                          CLAIMS AND APPEALS PROCEDURES

     8.1  General.

     Any claim for benefits under the Plan must be filed by the Plan Participant or Beneficiary ("claimant") in writing with the Committee or its delegate. If a claim for a Plan benefit is wholly or partially denied, notice of the decision will be furnished to the claimant by the Committee or its delegate within a reasonable period of time, not to exceed sixty (60) days, after receipt of the claim by the Committee or its delegate. Any claimant who is denied a claim for benefits will be furnished written notice setting forth:

     (a)  the specific reason or reasons for the denial;

     (b) specific reference to the pertinent Plan provision upon which the denial is based;

     (c) a description of any additional material or information necessary for the claimant to perfect the claim; and

     (d)  an explanation of the Plan's appeals procedure.

     8.2  Appeals Procedure.

     To appeal a denial of a claim, a claimant or the claimant's duly authorized representative:

     (a) may request a review by written application to the Committee not later than sixty (60) days after receipt by the claimant of the written notification of denial of a claim;

     (b)  may review pertinent documents; and

     (c)  may submit issues and comments in writing.

     A decision on review of a denied claim will be made by the Committee not later than sixty (60) days after receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision will be rendered within a reasonable period of time, but not later than one hundred twenty (120) days after receipt of a request for review. The decision on review will be in writing and shall include the specific reasons for the denial and the specific references to the pertinent Plan provisions on which the decision is based.

                                   ARTICLE IX.
                            MISCELLANEOUS PROVISIONS

     9.1  Amendment, Suspension or Termination of Plan.

     DST, by action of the Committee, reserves the right to amend, suspend or to terminate the Plan in any manner that it deems advisable. Notwithstanding the preceding sentence, the Plan may not be amended, suspended or terminated to cause a Participant to forfeit the Participant's then-existing vested Account.

     9.2  Non-Alienability.

     The rights of a Plan Participant to the payment of benefits as provided in the Plan, may not be assigned, transferred, pledged or encumbered or be subject in any manner to alienation or anticipation. No Plan Participant may borrow against the Participant's interest in the Plan. No interest or amounts payable under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, whether voluntary or involuntary, including but not limited to, any liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of any Participant.

     9.3  No Employment Rights.

     Nothing contained herein shall be construed as conferring upon a Plan Participant the right to continue in the employ of DST or any Affiliated Company in the Participant's current position or in any other capacity.

     9.4  Withholding and Employment Taxes.

     DST or an Affiliated Company may withhold from a Plan Participant's current compensation or from Plan distributions, as the case may be, such taxes as are required to be withheld for federal, state or local government purposes.

     9.5  Income and Excise Taxes.

     Each Plan Participant (or the Participant's Beneficiaries) is solely responsible for the payment of all federal, state, and local income and excise taxes resulting from the Participant's participation in this Plan.

     9.6  Successors and Assigns.

     The provisions of this Plan are binding upon and inure to the benefit of DST, its successors and assigns, and each Plan Participant, such Participant's Beneficiaries, heirs, and legal representatives.

     9.7  Forfeiture of Unclaimed Amounts.

     Unclaimed amounts shall consist of the amounts credited to the Account of a Participant that cannot be distributed because of the Committee's inability, after a reasonable search, to locate a Participant or his Beneficiary, as applicable, within a period of two (2) years after the date on which the payment of benefits became due. Unclaimed amounts shall be forfeited at the end of such two-year period. These forfeitures will reduce the obligations of DST under the Plan. After an unclaimed amount has been forfeited, the Participant or Beneficiary, as applicable, shall have no further right to his Account.

     9.8  Governing Law.

     This Plan shall be subject to and construed in accordance with the laws of the State of Missouri to the extent not preempted by federal law.